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  Exhibit 10(xv) - Amendment dated January 30, 2001 to the MAF Bancorp, Inc.
            Shareholder Value Long-Term Incentive Plan, as amended.
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                                                                  Exhibit 10(xv)

                           CERTIFICATE OF RESOLUTION



I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of MAF Bancorp, Inc. and that the following is a true and correct copy of certain Resolutions adopted by the Board of Directors of said Company at their regular meeting held January 30, 2001, at which meeting a quorum of the members of said Board were present and acting throughout:

WHEREAS, the MAF Bancorp Shareholder Value Long-Term Incentive Plan ("Long-Term Plan") provides that the value of performance units awarded under the Long-Term Incentive Plan shall be based on the Company's percentile rank in Total Shareholder Return relative to the return of S&P 500 companies over the Performance Period; and

WHEREAS, certain difficulties arising in the application of this standard created the necessity for the Compensation Committee to make interpretations as to the intent and meaning of this provision with respect to long-term bonuses earned for the performance period ending on December 31, 1999 (as outlined in the attached memorandum dated January 9, 2001); and

WHEREAS, the Board wishes, to the extent possible, to avoid uncertainty as to the intent of the Plan, and

WHEREAS, the plan reference in section VI(6) to having the independent certified public accountants determine the Company's percentile rank is not practical in that auditors review and certify the Company's financial results but not stock price rankings and the Board therefore wishes to eliminate this provision,

NOW THEREFORE BE IT HEREBY RESOLVED, that the following sentence shall be added to the end of section VI(3) of the Long-Term Plan:

     The Company's percentile rank in Total Shareholder Return shall be determined by subtracting from 100%, the percentage determined by dividing the sum of (a) one, plus (b) the number of companies included in the S&P 500 Index at the end of the applicable performance period who have a Total Shareholder Return greater than that of the Company, by (c) 501.

FURTHER RESOLVED, that section VI(6) of the Long-Term Plan shall be amended to read as follows:
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Except as outlined in Section VII, all awards made under the Plan (i.e., cash)
shall be paid to Participants within 30 days after the date on which the Company's percentile rank on a Total Shareholder Return basis among the S&P 500 companies has been determined in accordance with section VI(3).

I do further certify that the foregoing Resolutions have not been altered or amended, but remain in force and effect.

IN WITNESS WHEREOF, I have executed this Certificate and affixed the Company's seal this 2nd day of February, 2001.

MAF BANCORP, INC.

/s/ Carolyn Pihera
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Carolyn Pihera, Corporate Secretary